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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-68157, 33-30296, 33-64090, 333-39045, 33-53917, 33-53921
and 333-93699) of Wynn's International, Inc. (Wynn's) of our report dated December 4, 1998 with respect to the financial statements of Waukesha Rubber Company, Inc. for the years ended October 31, 1998 and 1997 included in Wynn's Current Report on Form 8-K/A filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP


Milwaukee, Wisconsin
February 23, 2000